As filed with the Securities and Exchange Commission on January 19, 1999
                                                   Registration No. 333-67311
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


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                          AMENDMENT NO. 3 TO FORM S-4
                            Registration Statement
                                     Under
                          The Securities Act of 1933



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                              RGC RESOURCES, INC.
            (Exact name of Registrant as specified in its charter)

      Virginia                            6719                   54-1909697
(State or other Jurisdiction     (Primary Standard Industrial   (IRS Employer
of Incorporation or Organization) Classification Code Number)   Identification
                                                                     No.)


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               519 Kimball Avenue, N.E., Roanoke, Virginia 24016
                                (540) 777-4427
        (Address, Including Zip Code, and Telephone Number, Including
            Area Code, of Registrant's Principal Executive Offices)


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                            John B. Williamson, III
                     President and Chief Executive Officer
                              RGC Resources, Inc.
               519 Kimball Avenue, N.E., Roanoke, Virginia 24016
                                (540) 777-4427

          (Name, Address, Including Zip Code, and Telephone Number,
                  Including Area Code, of Agent for Service)


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                                   Copy to:

                            Nicholas C. Conte, Esq.
                            Nicole C. Daniel, Esq.
                      Woods, Rogers & Hazlegrove, P.L.C.
                         First Union Tower, Suite 1400
                           10 South Jefferson Street
                            Roanoke, Virginia 24011
                                (540) 983-7630

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


     This Amendment No. 3 to Registration Statement No. 333-67311 of RGC Resources, Inc. is for the purpose of filing the following exhibit: Exhibit 13 - Roanoke Gas Company 1998 Annual Report to Shareholders.

Item 21.    Exhibits and Financial Statement Schedules.

 * 2 Agreement and Plan of Merger and Reorganization dated as of September 28, 1998, by an among Roanoke Gas Company, RGC Acquisition Corp., RGC Resources, Inc., Diversified Energy Company and Commonwealth Public Service Corporation (attached as Appendix A to the Proxy Statement/Prospectus)

 * 3 (a) Articles of Incorporation of RGC Resources, Inc. (attached as Appendix B to the Proxy Statement/Prospectus)

 * 3 (b)    Bylaws of RGC Resources, Inc.

 * 4 (a) Specimen copy of certificate for RGC Resources, Inc. Common Stock, $5.00 par value

 * 4 (b)    Article I of the Bylaws of Roanoke Gas Company (included in Exhibit
            3(b))

 * 5 Opinion of Woods, Rogers & Hazlegrove, P.L.C. with respect to the RGC Resources, Inc. Common Stock

 * 8 Opinion of Woods, Rogers & Hazlegrove, P.L.C. with respect to certain tax matters

   13       Roanoke Gas Company 1998 Annual Report to Shareholders

 * 16 Letter of KPMG Peat Marwick LLP regarding change in accountants (incorporated herein by reference to Exhibit 99 of Form 8-K dated December 19, 1997)

 * 23 (a)   Consent of Deloitte & Touche LLP

 * 23 (b)   Consent of KPMG Peat Marwick LLP

 * 23 (c) Consent of Woods, Rogers & Hazlegrove, P.L.C. (included in Exhibits 5 and 8)

 * 99       Form of Proxy

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*Previously filed

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, has duly caused this Amendment No. 3 to Registration Statement No. 333-67311 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roanoke, Commonwealth of Virginia on January 19, 1999.



                                    RGC RESOURCES, INC.


                                    By: s/John B. Williamson, III
                                       John B. Williamson, III
                                       President and Chief Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement No. 333-67311 has been signed by the following persons in the capacities indicated as of January 19, 1999.


      Signature                                           Title


s/John B. Williamson, III                          President, Chief Executive
 (John B. Williamson, III)                         Officer and Director
                                                   (Principal Executive Officer)


s/Roger L. Baumgardner                             Vice President, Secretary and
 (Roger L. Baumgardner)                            Treasurer (Principal
                                                   Accounting Officer)
                                                   (Principal Financial Officer)


s/Lynn D. Avis                                     Director
 (Lynn D. Avis)


s/Abney S. Boxley, III                             Director
 (Abney S. Boxley, III)


s/Frank T. Ellett                                  Director
 (Frank T. Ellett)


s/Frank A. Farmer, Jr.                             Director
 (Frank A. Farmer, Jr.)


s/Wilbur L. Hazlegrove                             Director
 (Wilbur L. Hazlegrove)
s/J. Allen Layman                                   Director
 (J. Allen Layman)


s/Thomas L. Robertson                               Director
 (Thomas L. Robertson)


s/S. Frank Smith                                    Director
 (S. Frank Smith)

                               INDEX TO EXHIBITS

Exhibit No. Description


 * 2 Agreement and Plan of Merger and Reorganization dated as of September 28, 1998, by an among Roanoke Gas Company, RGC Acquisition Corp., RGC Resources, Inc., Diversified Energy Company and Commonwealth Public Service Corporation (attached as Appendix A to the Proxy Statement/Prospectus)

 * 3 (a) Articles of Incorporation of RGC Resources, Inc. (attached as Appendix B to the Proxy Statement/Prospectus)

 * 3 (b)    Bylaws of RGC Resources, Inc.

 * 4 (a) Specimen copy of certificate for RGC Resources, Inc. Common Stock, $5.00 par value

 * 4 (b)    Article I of the Bylaws of Roanoke Gas Company (included in Exhibit
            3(b))

 * 5 Opinion of Woods, Rogers & Hazlegrove, P.L.C. with respect to the RGC Resources, Inc. Common Stock

 * 8 Opinion of Woods, Rogers & Hazlegrove, P.L.C. with respect to certain tax matters

   13       Roanoke Gas Company 1998 Annual Report to Shareholders

 * 16 Letter of KPMG Peat Marwick LLP regarding change in accountants (incorporated herein by reference to Exhibit 99 of Form 8-K dated December 19, 1997)

 * 23 (a)   Consent of Deloitte & Touche LLP

 * 23 (b)   Consent of KPMG Peat Marwick LLP

 * 23 (c) Consent of Woods, Rogers & Hazlegrove, P.L.C. (included in Exhibits 5 and 8)

 * 99       Form of Proxy

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*Previously filed